Exhibit 10.2

AMENDED AND RESTATED FIRST AMENDMENT TO REVENUE LOAN AND SECURITY AGREEMENT

This amended and restated first amendment (this “Restated First Amendment”) to that certain Revenue Loan and Security Agreement dated September 29, 2023 (the “Agreement”), by and among Steven Shum (“Key Person”), INVO Bioscience Inc., a Nevada corporation (the “Company”), the Guarantors identified on the signature page hereto, and Decathlon Alpha V, L.P., a Delaware limited partnership (“Lender”), is effective as of September 24, 2024 (the “Restated First Amendment Date”). Unless otherwise defined herein, all capitalized terms have the meanings given to them in the Agreement.

The Company has requested that Lender consent to Company entering into a “Standard Merchant Cash Advance Agreement” with Cedar Advance LLC to obtain a cash advance in the net amount of $251,750. In connection with and as a material inducement to Lender to make an accommodation with respect to this request, the Company desires to make amendments to the Agreement as provided herein.

Provided that Cedar Advance LLC executes a subordination agreement in form satisfactory to Lender, the Company and Lender hereby agree as follows:

1. Amendments.

1.1. Permitted Indebtedness. Schedule 11.4 to the Agreement is hereby replaced with Schedule 11.4 attached hereto.

1.2. Permitted Liens. Schedule 11.5 to the Agreement is hereby replaced with Schedule 11.5 attached hereto.

1.3. Minimum Interest. If the Company does not receive equity investments during the period between the Restated First Amendment Date and November 30, 2024 in the net amount of $1,000,0000 all minimum Interest multiples on Schedule 11.3 to the Agreement will automatically increase by 0.15x effective as of December 1, 2024.

2. Transaction Costs. Pursuant to Section 12.7 of the Agreement, Company will reimburse Lender for all fees and expenses incurred by Lender relating to this Amendment. Without limiting the foregoing, Company shall pay Lender $750 related to Lender’s fees and expenses incurred in connection with this Amendment and the subordination agreement between Lender and Cedar Advance LLC.

3. No Other Changes. In all other respects, the Agreement shall remain in full force and effect.

** Signatures on following page **

The parties have executed this Amendment as of the First Amendment Date.

COMPANY:

INVO BIOSCIENCE, INC.

By:
Steven Shum, CEO

LENDER:

DECATHLON ALPHA V, L.P.

By:	Decathlon Alpha GP V, LLC

Its:	General Partner

By:
Wayne Cantwell, Managing Director

KEY PERSON:

By:
Steven Shum

GUARANTORS:

BIO X CELL INC

By:
Steve Shum, President

INVO CENTERS LLC

By:
Steve Shum, Managing Member

WOOD VIOLET FERTILITY LLC

By:
Steve Shum, Managing Member

FERTILITY LABS OF WISCONSIN LLC

By:
Steve Shum, Managing Member

ORANGE BLOSSOM FERTILITY LLC

By:
Steve Shum, Managing Member

SCHEDULE 11.4

PERMITTED INDEBTEDNESS

“Permitted Indebtedness” is:

(a) Company’s and the Company Entities’ Indebtedness to Lender under this Agreement and the other Transaction Documents;

(b) Current and future equipment lease financing secured only by a security interest in the financed equipment (the “Permitted Equipment Leases”);

(c) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of any Company Entity’s business; and

(e) Indebtedness incurred pursuant to that certain Standard Merchant Cash Advance Agreement between the Company and Cedar Advance LLC dated September 16, 2024 in the “Net Funds Provided” amount of $251,750 (the “Cedar Advance Loan”).

SCHEDULE 11.5

PERMITTED LIENS

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificates or arising under this Agreement and the other Transaction Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the applicable Company Entity maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c) Liens securing Permitted Equipment Leases;

(d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided they have no priority over any of Lender’s Lien and the aggregate amount of such Liens does not exceed $10,000 at any one time;

(e) leases or subleases of real property granted in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest; and

(f) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with a Company Entity’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.4;

(i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

(j) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business;

(k) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business in connection with joint ventures and corporate collaborations; and

(l) Liens securing the Cedar Advance Loan, provided Cedar Advance LLC has executed a subordination agreement in form satisfactory to Lender.